Exhibit 99.1

EXHIBIT B

Romantique Ltd.

SUBSCRIPTION AGREEMENT

This will acknowledge that the undersigned hereby agrees to purchase _______ shares of Romantique Ltd. (the “Company”) at $2.00 per share for a total of $________ (the “Shares”).  The undersigned acknowledges that the shares of common stock have not been registered under the Securities Act of 1933, as amended, and that the securities received by the undersigned will bear a legend indicating the transfer of such securities shall be restricted by reason of the fact that such securities have not been so registered.

The undersigned represents that he/she is acquiring the Shares for his/her own account for investment purposes only and not with a review to resell or distribute thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Shares for any particular price or at any particular time or upon happening of any particular event or circumstance, except selling, transferring or disposing of the shares made upon full compliance with the applicable provisions of the Securities  Act of 1933 and the Securities and Exchange Act of 9134 and the rules and  regulations  promulgated by the Securities and Exchange Commission thereunder and that such shares must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from registration is available that the any routine sales of securities made in reliance of Rule 144 can be made only in limited amounts and in accordance with the terms and conditions of that Rule.

The undersigned also acknowledges that he/she has received the following information in connection with the purchase of the aforementioned shares of the Company, and no other representation, statement or inducements were made to cause him/her to purchase these securities.

1.	The Company was duly organized under the laws of the State of New York in September 2012.

2.	The certificate of incorporation authorized capitalization of 50,000,000 shares of common stock at $.0001 par value.

3.	The Company is development stage company with limited activities and limited assets. The company operates in the sale of jewelry.

4.	The Company is offering for sale a minimum of 250,000 and a maximum of 750,000 shares of its common stock at $2.00 per share.

5.	No commission will be paid to anyone to sell the shares.

6.	There is no public market for the Company’s securities, nor can the Company guarantee that a public market will develop in the near future, if at all.

7.
None of the securities to be sold herein have been registered with the Securities and Exchange Commission or with the securities division of any state, nor has any regulatory agency passed upon the merits of the securities or upon the accuracy of any information contained herein or in any documents.

8.
The undersigned has been apprised of the fact that the Company will register to do business in the State of New York, but the Company cannot guarantee that it will register to do business in any other state in the future.

9.	In connection with the purchase of these Shares, the undersigned also acknowledges that:

(a)	I have not received any general solicitation or general advertising regarding the purchase of the Shares;

(b)
I have sufficient knowledge and experience of financial and business matters to that I am able to evaluate the merits and risk of purchasing the shares, and I have had substantial experience in previous private and public purchases of securities;

(c)
I have adequate means to provide for my personal needs, possess the ability to bear the economic risk of holding the Shares purchased hereunder indefinitely, and can afford a complete loss on the purchase of these Shares;

(d)
During the transaction and prior to purchase, I have read this Subscription Agreement and have full opportunity to ask questions of and receive answers from the Company and its founders and officers, and to receive such information contained herein or any additional information requested.  I do not desire to receive any further information.  However, my decision to purchase shares from the Company is based entirely and solely upon the information provided me by Romantique Ltd.;

(e)
I understand that meaning of the first two paragraphs of this Subscription Agreement, and that a restrictive legend will be placed on the Shares purchased hereunder, and that instructions will be placed with the transfer agent for the Company’s securities prohibiting the transfer of my securities purchased hereunder absent full compliance with the Securities Act of 1933 and the Securities Exchange Act of 1934.

NEW YORK STATE RESIDENTS

The Attorney General of the State of New York does not pass upon or endorse the merits of any private offering.  No offering document has been filed with or otherwise approved by the Department of Securities or the Department of Law and Public Safety of the State of New York.   Any representation to the contrary is unlawful.

I hereby subscribe to the Shares set forth on page one of this Subscription Agreement, and am tendering herewith my check for the full amount of my subscription, made payable to the order of Romantique Ltd.  I understand that all offering proceeds will remain in escrow until the minimum offering of $500,000 is raised, and that my investment will be returned to me in the event the Company does not raise the minimum offering by March 31, 2013.

$_________                      _________ Shares

Dated:

AGREED AND ACKNOWLEDGED

Name:  _____________________________

By (signature):  _______________________

Address:  ____________________________

Phone No.:  __________________________

Email address:  _______________________

Social Security No.:  ___________________